Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION EVERY VOTE IS IMPORTANT EASY
VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code
GREEN PROXY CARD Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VOTE IN PERSON SJW Group [•] On [•], 2018 Please detach at perforation before mailing. SJW GROUP PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SJW GROUP. The undersigned hereby appoints [•]and [•], and each of them, the true and lawful attorneys and Proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of SJW Group held of record by the undersigned on [•], 2018 at the Special Meeting of Stockholders to be held at [•] a.m., on [•], 2018, at [•] or any adjournment or postponement thereof. The SJW board of directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SJW and its stockholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted “FOR” the proposal to approve the issuance of shares of SJW common stock to CTWS shareholders pursuant to the merger, “FOR” the proposal to adopt the SJW certificate of incorporation amendment and “FOR” the proposal to approve any motion to adjourn the SJW special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of SJW common stock to CTWS shareholders pursuant to the merger or the adoption of the SJW certificate of incorporation amendment. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SJW_29899_060418

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION EVERY VOTE IS
IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the SJW Group Special
Meeting of Stockholders to Be Held on [•], 2018. The joint proxy statement/prospectus and Proxy Card for this meeting are available at: https://www.proxy-direct.com/geo-29899 IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X FOR AGAINST ABSTAIN A Proposals – The SJW board of directors unanimously recommends that SJW stockholders vote “FOR” the proposals. The proposal to approve the issuance of shares of SJW common stock to Connecticut Water Service, Inc. (“CTWS”) shareholders pursuant to the merger as contemplated by the Agreement and Plan of Merger, dated as of March 14, 2018, by and among SJW, CTWS and Hydro Sub, Inc., a wholly owned subsidiary of SJW, as amended and restated by that certain Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2018, and as may be further amended from time to time. The proposal to adopt the amendment to the SJW certificate of incorporation (the “SJW certificate of incorporation amendment”) in connection with the closing of the merger. 3. The proposal to adjourn the SJW special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of SJW common stock to CTWS shareholders pursuant to the merger or the adoption of the SJW certificate of incorporation amendment. 444 4. SJW will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements thereof. B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the boxSignature 2 — Please keep signature within the box 608999900109999999999 xxxxxxxxxxxxxx SJW_29899 +
M xxxxxxxx GREEN PROXY CARD
FOR WITHHOLD FOR ALL
ALL ALL EXCEPT